UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 23, 2019

TRANSOCEAN LTD.
(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD Disclosure.

On January 23, 2019, Transocean Ltd. issued a press release announcing the results to date of Transocean Inc.’s previously announced (i) tender offers to purchase for cash up to U.S. $700 million in aggregate purchase price of its 6.500% Senior Notes due 2020, 6.375% Senior Notes due 2021, 3.800% Senior Notes due 2022 and 9.000% Senior Notes due 2023 (collectively, the “Notes”), and (ii) solicitations of consent from holders of certain series of Notes to amend certain provisions of the indenture with respect to the applicable series of Notes.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

This information is being furnished, not filed, pursuant to Regulation FD. Accordingly, this information will not be incorporated by reference into any registration statement filed by Transocean Ltd. under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release issued by Transocean Ltd., dated January 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2019Transocean Ltd.

By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person